Press Release

SOURCE: Westsphere Asset Corporation, Inc.

Wednesday August 25 2004

PRESS RELEASE

Source: Westsphere Asset Corporation Announces the Appointment of Brett Border as President and Chief Operating Officer of wholly owned subsidiary Vencash Capital Corporation.

Calgary Alberta, Canada August 25 2004. Mr. Brett Border as of this date has been appointed the President and Chief Operating Officer of Vencash Capital Corporation.

Since March 01 2004, Mr. Border has been co-ordinating the reorganization of Vencash's distribution and marketing business model in his role as Chief Operating Officer and will now focus as the President of Vencash on the consolidation of business operations in Vencash with those of Trac P.O.S. Processing Inc. a majority controlled corporation of Westsphere Asset Corporation.

Keeping with Westsphere's business model of growth and acquisition and consolidation the Westsphere Board of Directors previously announced its purchase of additional shareholders of Trac P.O.S. Processing Inc. to be the majority shareholder of fifty-six (56) percent of the outstanding Trac shares.

Mr. Border is and has been the President of Trac for the past three years and will organize and implement the consolidation of Vencash and Trac.

Mr. Borders banking experience and his demonstrated organizational abilities in bringing together Vencash's marketing and distribution operation a swell as his experience in the point of sale operations will enhance and furthers Westsphere's focus of providing alternative banking solutions.

COMPANY OVERVIEW

Westsphere Asset Corporation, Inc. (WSHA) is a leading financial holding company in Canada at the forefront of point of sale and online computer banking.

Currently, the Company has established a strong presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM), Point of Sale Machines (POS), Online Computer Banking (OCB) and eCommerce transaction security and payment. Westsphere maintains and services an ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System.

Financial Profile:

  CAPITALIZATION: 75,000,000 COMMON SHARES WITH NO PAR VALUE
  SHARES ISSUED: 34,622,243
  For further details, please refer to WSHA website
  WSHA Symbol OTCBB
  Transfer Agent: Holladay Stock Transfer Inc.
  2939 North 67th Place
  Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHA does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

2140 Pegasus Way N.E.

Calgary, Alberta T2E 8M5

Telephone: (403) 290-0264 Facsimile: (403) 290-1266

SOURCE: Westsphere Asset Corporation, Inc.